      As filed with the Securities and Exchange Commission on June 13, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             VEECO INSTRUMENTS INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                        11-2989601
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                                 Terminal Drive
                            Plainview, New York 11803
                                 (516) 349-8300
          (Address and telephone number of Principal Executive Offices)

                             Veeco Instruments Inc.
                             2000 Stock Option Plan
                            (Full title of the plan)

                               Gregory A. Robbins
                       Vice President and General Counsel
                             Veeco Instruments Inc.
                                 Terminal Drive
                            Plainview, New York 11803
                     (Name and address of agent for service)
                             ----------------------

                                 (516) 349-8300
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                     PROPOSED
  TITLE OF EACH                       PROPOSED       MAXIMUM
     CLASS OF                         MAXIMUM       AGGREGATE
 SECURITIES TO BE   AMOUNT TO BE   OFFERING PRICE    OFFERING       AMOUNT OF
    REGISTERED       REGISTERED      PER SHARE (1)   PRICE (1)  REGISTRATION FEE
------------------- -------------- ---------------- ----------- ----------------
Common Stock,
$0.01 par value..   1,250,000 (2)      $48.59       $60,737,500     $16,034.70
================================================================================

(1) An estimate, based on the average of the high and low prices as of June 8, 2000 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 1,250,000 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents 1,250,000 shares of Common Stock issuable pursuant to the 2000 Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options under the 2000 Stock Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information

      The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by Veeco Instruments Inc. (the "Company") with the Commission are incorporated herein by reference into this Registration
Statement:

      1. Annual Report of Form 10-K for the fiscal year ended December 31, 1999 filed on March 15, 2000, as amended on Form 10-K/A, filed on April 4, 2000.

      2. Quarterly Report on Form 10-Q for the quarter ended March 31, filed on May 11, 2000.

      3. Amendment to Current Report on Form 8-K/A filed on January 12, 2000 and Current Reports on Form 8-K, filed on March 13, 2000, May 9, 2000 and May 12, 2000.

      4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated November 18, 1994, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

      Not applicable.

Item 5.  Interests of Named Experts and Counsel

      Not applicable.

Item 6.  Indemnification of Directors and Officers

      Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company, as amended and restated to date (the "Charter"), eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

      Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

      The Charter provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under the Delaware Law.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 14, 1997 (File No. O-16244)).

4.2   Amendment to Certificate of Incorporation dated May 5, 2000.

4.3   Second Amended and Restated Bylaws of the Company.

4.4   Veeco Instruments Inc. 2000 Stock Option Plan.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1  Consent of Ernst & Young LLP

23.2  Consent of Arthur Andersen LLP

23.3  Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
      5.1)

24.1  Power of Attorney

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York, on June 13, 2000.

                              Veeco Instruments Inc.


                              By:     /s/ Edward H. Braun
                                    -----------------------------------------
                              Name:  Edward H. Braun
                              Title: Chairman and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2000.


SIGNATURES                                  CAPACITY
----------                                  --------



/s/ Edward H. Braun
------------------------------------        Director, Chairman and Chief
Edward H. Braun                             Executive Officer (principal
                                            executive officer)


/s/ John F. Rein, Jr.                       Executive Vice President--Finance,
-----------------------------------         Chief Financial Officer, Treasurer
/s/ John F. Rein, Jr.                       and Secretary (principal financial
                                            officer)


/s/ John P. Kiernan
-----------------------------------         Vice President--Corporate Controller
John P. Kiernan                             (Principal Accounting Officer)


*
-----------------------------------
Richard A. D'Amore                          Director


*
-----------------------------------
Joel A. Elftmann                            Director

*
-----------------------------------
Heinz K. Fridrich                           Director



-----------------------------------
Douglas A. Kingsley                         Director


*
-----------------------------------
Dr. Paul R. Low                             Director


*
-----------------------------------
Roger D. McDaniel                           Director


*
-----------------------------------
Irwin H. Pfister                            Director


*
-----------------------------------
Walter J. Scherr                            Director



-----------------------------------         Director, President and Chief
Christine B. Whitman                        Operating Officer



* By: /s/ Gregory A. Robbins
-----------------------------------
Gregory A. Robbins                          Attorney-in-fact

                                INDEX TO EXHIBITS

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 14, 1997 (File No. O-16244)).

4.2   Amendment to Certificate of Incorporation dated May 5, 2000.

4.3   Second Amended and Restated Bylaws of the Company.

4.4   Veeco Instruments Inc. 2000 Stock Option Plan.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Arthur Andersen LLP.

23.3  Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
      5.1).

24.1  Power of Attorney.